For release on October 25, 2002
Contacts
--------
Robert W. DeCook, CEO
         or
Vicki Hladik, Controller
(641)673-8328

                 Horizon Financial Services Corporation Reports
                      First Quarter of Fiscal 2002, Results

Oskaloosa, Iowa -- Horizon Financial Services Corporation, Nasdaq-OTC BB (HZFS), the parent company of Horizon Federal Savings Bank, reported net earnings of $199,293 or $.26 per share, fully diluted, for the quarter ended September 30, 2002, compared to net earnings of $241,830 or $.32 per share, fully diluted, for the quarter ended September 30, 2001.

The decrease in net earnings for the quarter is primarily attributable to increases in provision for losses on loans to $80,800 from $29,000 and to an impairment loss on an equity investment owned by the company in the amount of $161,662 compared to no impairment loss in the quarter ending September 30,2001. Net interest income, before provision for losses on loans, increased $208,000 to $933,000 for the current quarter as compared to $725,000 for the quarter ended September 30, 2001, largely the result of reduced interest paid on deposits and FHLB advances. Non-interest income decreased $176,000 to $27,000 for the three month period ended September 30, 2002, as compared to $203,000 for the same period ended September 30, 2001 as a result of the impairment loss previously discussed. "I am very pleased that core earnings increased 29% for the first quarter of fiscal 2003," stated Robert DeCook, Chief Executive Officer.

At September 30, 2002, Horizon Financial Services Corporation reported assets of $89.9 million, compared to $88.4 million at June 30, 2002, and stockholders' equity of $9.7 million, or $12.83 per share of common stock, compared to $9.4 million, or $12.48 per share of common stock at June 30, 2002. At September 30, 2002, total deposits were $73.6 million, compared to $72.0 million at June 30, 2002. Horizon Financial Services Corporation and its subsidiary, Horizon Federal, provide a wide range of financial products and services through three offices in two counties in southeast Iowa.

                           FORWARD-LOOKING STATEMENTS

The Company may from time to time make "forward-looking statements," including statements contained in the Company's filings with the Securities and Exchange Commission (the "SEC"), in its reports to shareholders and in other communications by the Company, which are made in good faith by the Company and the Banks pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, expectations, estimates, and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company's control). Those risks and uncertainties could cause the Company's financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements.

The  Company  does  not  undertake,   and  expressly  disclaims  any  intent  or
obligation, to update any forward- looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

                               HORIZON FINANCIAL SERVICES CORPORATION and SUBSIDIARY
                                            Consolidated Balance Sheets

                                                                                September 30,           June 30,
Assets                                                                              2002                  2002
                                                                               -------------        -------------
                                                                                (Unaudited)
Cash and cash equivalents                                                      $   7,952,018        $   8,124,566
Securities available-for-sale                                                     13,130,554           12,086,313
Loans receivable, net                                                             65,918,033           65,098,795
Real estate                                                                          210,787              417,137
Stock in Federal Home Loan Bank, at cost                                             509,200              509,200
Office property and equipment, net                                                 1,374,913            1,351,486
Accrued interest receivable                                                          570,874              587,134
Deferred tax asset                                                                   198,350              211,800
Prepaid expenses and other assets                                                     54,478               51,576
                                                                               -------------        -------------
     Total assets                                                               $ 89,919,207         $ 88,438,007
                                                                               =============        =============

Liabilities and Stockholders' Equity

Deposits                                                                        $ 73,637,166         $ 71,953,695
Advances from Federal Home Loan Bank                                               5,563,546            5,571,497
Advance payments by borrowers for taxes and insurance                                  8,818              373,147
Accrued income taxes                                                                 296,688              490,522
Accrued expenses and other liabilities                                               750,833              645,694
                                                                               -------------        -------------
     Total liabilities                                                            80,257,051           79,034,555
                                                                               -------------        -------------

Stockholders' equity
Preferred stock, $.01 par value, authorized 250,000
     shares, none issued                                                                 ---                  ---
Common stock, $.01 par value, authorized 1,500,000
     shares, 1,046,198 shares issued                                                  10,462               10,462
Additional paid-in capital                                                         5,025,598            5,025,598
Retained earnings, substantially restricted                                        6,676,965            6,515,330
Treasury stock, at cost, 293,016 shares                                           (2,119,466)          (2,119,466)
Accumulated other comprehensive income (loss)- net
     unrealized loss on securities available-for-sale                                  68,597             (28,472)
                                                                               -------------        -------------

     Total stockholders' equity                                                    9,662,156            9,403,452
                                                                               -------------        -------------

Total liabilities and stockholders' equity                                      $ 89,919,207         $ 88,438,007
                                                                               =============        =============

See Notes to Consolidated Financial Statements.


                                   HORIZON FINANCIAL SERVICES CORPORATION and SUBSIDIARY
                                           Consolidated Statements of Operations

                                                                                            Three Months Ended
                                                                                               September 30,
                                                                                          2002              2001
                                                                                       -----------       -----------
                                                                                                 (Unaudited)
Interest income:
  Interest and fees on loans                                                           $ 1,325,106       $ 1,364,367
  Interest on securities available-for-sale                                                127,700           205,667
  Other interest income                                                                     30,255            37,464
                                                                                       -----------       -----------

Total interest income                                                                    1,483,061         1,607,498
                                                                                       -----------       -----------

Interest expense:
  Interest on deposits                                                                     478,779           762,393
  Interest on FHLB advances                                                                 71,144           120,115
                                                                                       -----------       -----------

Total interest expense                                                                     549,923           882,508
                                                                                       -----------       -----------

Net interest income                                                                        933,138           724,990

Provision for losses on loans                                                               80,800            29,000
                                                                                       -----------       -----------

Net interest income after provision for losses on loans                                    852,338           695,990
                                                                                       -----------       -----------

Non-interest income:
  Fees, commissions and service charges                                                    173,897           173,861
  Gain on sale of securities, net                                                           14,984            29,634
  Impairment loss on equity securities                                                    (161,662)               --
                                                                                       -----------       -----------

Total non-interest income                                                                   27,219           203,495
                                                                                       -----------       -----------
Non-interest expense:
  Compensation, payroll taxes and employee benefits                                        334,100           296,245
  Advertising                                                                               15,560            14,723
  Office property and equipment                                                             82,622            65,417
  Federal deposit insurance premiums                                                         3,126             8,733
  Data processing services                                                                  55,493            44,192
  Other real estate                                                                         12,423             7,081
  Other                                                                                     83,940           102,064
                                                                                       -----------       -----------

Total non-interest expense                                                                 587,264           538,455
                                                                                       -----------       -----------

Earnings before taxes on income                                                            292,293           361,030

Taxes on income                                                                             93,000           119,200
                                                                                       -----------       -----------

Net earnings                                                                          $    199,293      $    241,830
                                                                                      ============      ============


     Basic and diluted earnings per common share                                      $       0.26      $       0.32
                                                                                      ============      ============


See Notes to Consolidated Financial Statements.